Exhibit 5.1

May 10, 2022

C. Paul W. Smith

Direct Dial: 506.632.2787

Direct Fax: 506.652.1989

psmith@stewartmckelvey.com

Novanta Inc.
125 Middlesex Turnpike
Bedford, Massachusetts
USA  01730

Ladies and Gentlemen:

We have acted as New Brunswick counsel to Novanta Inc., a New Brunswick corporation (the “Company”), in connection with (a) its filing on May 10, 2022, with the United States Securities and Exchange Commission (the “Commission”), of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale by the Company of (i) common shares, no par value, of the Company, (ii) one or more series of the Company’s preferred shares, and (iii) one or more series of the Company’s debt securities. The common shares, preferred shares and debt securities described in the Prospectus are referred to as the “Securities”.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein.

As such counsel, we have examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other assurances of officers of the Company and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

Based upon and subject to the foregoing, we are of the opinion that as and when any particular issuance of Securities has been authorized by all necessary corporate action of the Company and such Securities have been issued and delivered against payment therefor as provided for in the corporate action approving such issuance and in the manner contemplated by the Registration Statement and/or related applicable Prospectus, such Securities shall be validly issued as fully paid and non-assessable securities of the Company.

The opinions set forth herein are limited to the laws of the Province of New Brunswick and we express no opinion as to the laws of any other jurisdiction.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, including in the Prospectus constituting a part thereof, and in any amendment or supplement thereto.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours very truly,

/s/ Stewart McKelvey